UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2014

QUADRANT 4 SYSTEM CORPORATION
(Exact name of registrant as specified in its charter)

Illinois
(State or Other Jurisdiction of Incorporation)

033-42498	65-0254624
(Commission File Number)	(IRS Employer Identification Number)

2850 Golf Road, Suite 405, Rolling Meadows, Illinois, 60008
(Address of principal executive offices)

(855) 995-QFOR
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7:	REGULATION FD

ITEM 7.01:	Regulation FD Disclosure

On May 5, 2014, Q4 Systems Corporation (the “Company”) released a press release with guidance for general distribution but presents this Current Report under for 8-K to insure that the release has full distribution.  A copy of the release is attached as an exhibit.

SECTION 8:	OTHER EVENTS

ITEM 8.01:	Other Events.

On May 1, 2014, the Company entered into a long-term contract with Source Interlink Media (“SIM”), pursuant to which it has agreed to provide media platform services to SIM over a 5 year period.  The contract specifically provides for SIM to purchase platform services valued up to $50,000,000 during the term.  The Company will recognize revenues of up to $10 million every year over the term of the contract and will deliver agreed upon services effective May 1, 2014.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Financial statements of business acquired – Not required;

Pro forma financial information – Not required;

Shell Company Transactions – Not required;

Exhibits – 99.1 Press Release May 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q4 SYSTEM CORPORATION

May 8, 2014	By:	/s/ Dhru Desai
Dhru Desai
Chief Financial Officer

--